Exhibit 11.1



NDC AUTOMATION, INC
COMPUTATION OF EARNINGS PER SHARE
For The Year Ended November 30, 1996


                                                                 FULLY
                                                  PRIMARY        DILUTED
                                                  EPS            EPS
                                                  ------------------------


NUMBER OF SHARES                        Exercise
UNDERLYING OUTSTANDING     # shares     Price
                         ------------------------
 OPTIONS:  90 plan           63,233     $ 0.79167 $ 50,059.67   $  50,059.67
           93 Plan           84,100     $ 1.56000 $131,196.00   $ 131,196.00
            Gunnar Lofgren
               options       30,000     $ 1.44190 $ 43,257.00   $  43,257.00
                         ------------
                            177,333
                         ------------             --------------------------
PROCEEDS UPON EXERCISE
  OF OPTIONS                                      $224,512.67   $ 224,512.67
                                                  --------------------------
NUMBER OF SHARES UNDERLYING
 OUTSTANDING WARRANTS:                                       0              0
EXERCISE PRICE PER SHARE                               $ 0.00         $ 0.00
PROCEEDS UPON EXERCISE
 OF WARRANTS                                           $ 0.00         $ 0.00
                                                  ---------------------------
    TOTAL PROCEEDS                                $224,512.67   $ 224,512.67

MARKET PRICE OF COMMON STOCK
  AVERAGE DURING THE
    PERIOD ENDED November 30, 1996                     $ 0.75
  CLOSING AT November 30, 1996                                        $ 0.75

SHARES THAT COULD BE
  REPURCHASED WITH TOTAL PROCEEDS
                                                       299,350
                                                  ------------
                                                                     299,350
                                                                 -----------

EXCESS OF SHARES UNDERLYING
  OPTIONS/WARRANTS OVER SHARES
  THAT COULD BE REPURCHASED

                                                      (122,017)
                                                                    (122,017)

COMMON STOCK EQUIVALENT SHARES                               0             0
  WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING                                  3,453,451     3,453,451
                                                  ---------------------------

TOTAL AVERAGE NUMBER OF COMMON AND
   COMMON EQUIVALENT SHARES                           3,453,451     3,453,451
                                                  ---------------------------

NET INCOME                                        $      45,431   $    45,431
                                                  ---------------------------
EARNINGS PER SHARE                                      $0.0132       $0.0132
                                                  ---------------------------

                                    32

